PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Fourth Quarter and 2004 Year End Results

— $4.2 million in Underlying Earnings for the Quarter —

Montreal, Quebec, March 3, 2005 - Optimal Group Inc. (NASDAQ:OPMR), today announced its financial results for the fourth quarter and year ended December 31, 2004. All references are to U.S. dollars.

Revenues for the fourth quarter ended December 31, 2004 were $33.9 million compared to $9.3 million in the fourth quarter ended December 31, 2003. Underlying earnings from continuing operations before income taxes for the fourth quarter were $4.2 million or $0.18 per diluted share compared to a loss of $1.9 million or $0.12 per share in the fourth quarter of 2003. Net earnings for the fourth quarter ended December 31, 2004 were $0.5 million or $0.02 per share, which includes amortization of stock-based compensation of $1.9 million or $0.08 per diluted share. The net loss for the comparable year-earlier period was $2.9 million or $0.19 per share, which did not include any stock-based compensation expense.

Effective January 1, 2003, Optimal adopted the fair value-based method to account for stock-based compensation. Excluding the expensing of non-cash, stock-based compensation, Optimal’s net earnings for the fourth quarter ended December 31, 2004 would be $2.4 million or $0.10 per diluted share.

Revenues from continuing operations for the year ended December 31, 2004 were $99.4 million compared to $15.7 million in the year ended December 31, 2003. Underlying earnings from continuing operations before income taxes were $5.0 million or $0.24 per diluted share for the year ended December 31, 2004 compared to a loss of $6.6 million or $0.44 per share for fiscal 2003. Net loss for the year ended December 31, 2004 was $9.3 million or $0.46 per share, which includes amortization of stock-based compensation of $5.7 million or $0.28 per share. The net loss for the comparable year-earlier period was $6.2 million or $0.41 per share. Excluding the expensing of non-cash, stock-based compensation, Optimal’s net loss for the year ended December 31, 2004 would be $3.5 million or $0.17 per share.

Underlying earnings from continuing operations before income taxes is a non-GAAP (Generally Accepted Accounting Principles) financial measure that excludes amortization of intangibles, amortization of property and equipment, inventory write-downs, stock-based compensation, restructuring costs, foreign exchange, income taxes and discontinued operations.

Optimal believes that underlying earnings from continuing operations before income taxes is useful to investors as a measure of Optimal’s earnings because it is an important measure of the Company’s growth and performance, and provides a meaningful reflection of underlying trends of its business. A reconciliation of Optimal’s underlying earnings from continuing operations before income taxes is included in Annex A to the Company’s consolidated financial statements attached below.

Optimals’ financial results include the following transactions, all of which are reflected in the current and comparative financial results:

o o o o o	On July 1, 2004, Optimal acquired National Processing Services LLC, a payments processing company;
On April 8, 2004, Optimal sold its former U-Scan(R)self-checkout business, currently reported as discontinued operations;
On April 6, 2004, Optimal acquired Terra Payments Inc, a payments processing company;
On February 27, 2004, Optimal acquired the repair depot and field services division of Systech Retail Systems; and
On September 30, 2003, Optimal acquired substantially all of the assets of RBA Inc, a repair depot and field services company.

Balance Sheet Highlights

Optimal’s balance sheet remains strong. At year-end, the Company had:

o o o	Cash, cash equivalents, short-term investments and settlement assets net of customer reserves, security deposits and bank indebtedness of $104.0 million;
working capital, excluding cash and short-term investments held as reserves and cash held in escrow, of $65.1 million; and
shareholders' equity of $176.7 million.

Commenting on the announcement, Holden L. Ostrin, Co-Chairman of Optimal, said, “We are very pleased with Optimal’s results in the second half of 2004. In 2004, Optimal effectively repositioned itself as a leading payments and services company and Optimal’s results in the second half of 2004 should be viewed in that regard. In the second half of 2004, Optimal continued to execute on its announced strategy of growing its payments business organically and by completing strategic acquisitions. As well, as 2004 progressed, our payments business was able to leverage off its existing platform to make strong progress in increasing its processing volume and in adding a significant number of new merchants. As a result of these efforts, in the second half of 2004, Optimal was able to generate revenues of just over $65 million and underlying earnings from continuing operations before income taxes of $8.1 million.”

Mr.Ostrin continued, “Optimal also took steps to streamline and strengthen its services business in 2004 and this has continued with the recent addition of seasoned, senior management. In 2005, Optimal is confident that it will continue to implement its strategic plan of growing underlying earnings from continuing operations, both organically and through a prudent acquisition strategy.”

Financial Outlook for the First Quarter of 2005

The following statements are based on current expectations, which are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, divestitures or other business combinations.

For the first quarter of 2005, Optimal anticipates underlying earnings from continuing operations before income taxes to be approximately $4.5 million.

Optimal’s conference call will be held on Friday, March 4, 2005 at 10:30 am (EST). It is the intent of Optimal’s conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 10:30 am (EST) as an audio webcast via Optimal’s website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the year-end conference call replay by dialing 1-800-408-3053 Pass Code: 3139468#. The replay may be heard beginning at 2:30 pm (EST) on March 4, 2005 and will be available for five business days thereafter.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments, we provide technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal Payments processes credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts. For more information about Optimal, please visit the company’s website at www.optimalgrp.com.

David Schwartz Vice-President, Investor Relations Optimal Group Inc. (514) 733-5403 ext. 1429 david@optimalgrp.com

Forward-Looking Statements:

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers' equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business. For further information regarding risks and uncertainties associated with our business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Legal Proceedings" and "Forward Looking Statements" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC. All information in this release is as of March 3, 2005. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Consolidated Statements of Operations, Statements of Cash Flows and Balance Sheets, follow:

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Consolidated Statements of Operations

Three and twelve month periods ended December 31, 2004 and 2003
(expressed in thousands of US dollars, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	Year Ended 2004	Year Ended 2003
Revenues	33,856	9,257	99,397	15,666

Expenses:
Transaction processing and service costs	19,372	6,504	58,443	10,872
Inventory write-downs pertaining to service costs	--	--	2,931	--
Amortization of intangibles pertaining to
transaction processing and service costs	1,049	181	2,844	299
Selling, general and administrative	9,751	4,435	32,433	11,419
Stock-based compensation pertaining to selling,
general and administrative	1,904	--	5,736	--
Research and development	409	--	1,511	--
Operating leases	646	449	3,629	970
Restructuring costs	--	--	1,325	109
Amortization of property and equipment	1,015	266	2,257	606
Foreign exchange (gain) loss	(890)	137	(1,014)	333

	33,256	11,972	110,095	24,608

Net earnings (loss) from continuing operations before investment
income and income taxes	600	(2,715)	(10,698)	(8,942)

Investment income	526	265	1,599	981

Earnings (loss) from continuing operations before income taxes	1,126	(2,450)	(9,099)	(7,961)

Income tax (recovery) provision	671	(336)	1,188	(3,215)

Net earnings (loss) from continuing operations	455	(2,114)	(10,287)	(4,746)

Loss from discontinued operations	--	(745)	(3,130)	(1,422)

Gain on disposal of net assets from
discontinued operations, net of
income taxes	--	--	4,164	--

Net (loss) earnings	455	(2,859)	(9,253)	(6,168)

Weighted average number of shares: (in thousands)
Basic	22,220	14,936	20,290	14,936
Plus impact of stock options and warrants	544	1	136	1

Diluted	22,764	14,937	20,426	14,937

Earnings (loss) per share :
Continuing operations:
Basic	0.02	(0.14)	(0.51)	(0.32)
Diluted	0.02	(0.14)	(0.51)	(0.32)
Discontinued operations:
Basic	0.00	(0.05)	0.05	(0.09)
Diluted	0.00	(0.05)	0.05	(0.09)
Net:
Basic	0.02	(0.19)	(0.46)	(0.41)
Diluted	0.02	(0.19)	(0.46)	(0.41)

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Consolidated Statements of Cash Flows

Three and twelve month periods ended December 31,
(expressed in thousands of US dollars)

Three months ended December 31,	Twelve months ended December 31,
2004	2003	2004	2003
Cash flows from operating activities:
Net (earnings) loss from continuing operations	455	(2,114)	(10,287)	(4,746)
Adjustments for items not affecting cash:
Amortization	2,064	447	5,101	905
Foreign exchange	(232)	--	(451)	--
Future income taxes	577	(555)	983	(2,254)
Stock-based compensation	1,904	--	5,736	--
Inventory write-downs	--	--	2,931	--
Changes in operating assets and liabilities:
Accounts receivable	(300)	(964)	(704)	(295)
Income taxes and refundable investment tax credits	(1,231)	(922)	(679)	1,288
Inventory	(800)	(208)	(1,440)	(445)
Prepaid expenses and deposits	618	(10)	16	(352)
Accounts payable and accrued liabilities	826	(642)	2,967	(960)
Change in cash and short-term investments - reserved	2,712	--	2,712	--
Customer reserves and deposits	11,238	--	4,316	--
Settlement assets	(1,327)	--	(3,828)
Deferred revenue	(316)	1,303	(709)	(175)

16,188	(3,665)	6,664	(7,034)
Cash flows from financing activities:
Bank indebtedness	(3,626)	4,844	(3,328)	10,726
Repayment of capital leases	(560)	(631)	(762)	--
Repayment of long-term debt	--	(3,746)	--	(3,746)
Proceeds from issuance of common shares	307	--	482	--

(3,879)	467	(3,608)	6,980
Cash flows from investing activities:
Long-term receivables	(37)	--	33	--
Proceeds from disposition of investment in EBS	--	--	3,974	--
Increase in cash held in escrow	(2,794)	--	(2,794)	--
(Purchase) proceeds from maturity of short-term investments	(9,466)	(7,770)	9,242	1,845
Cash acquired on acquisition of Terra	--	--	32,880	--
Purchase of property and equipment	(823)	(200)	(2,812)	(463)
Proceeds from sale of property and equipment	--	656	--	656
Acquisition of Systech Retail Systems	--	--	(3,465)	--
Acquisition of NPS, net of cash acquired of $126	(114)	--	(12,006)	--
Acquisition of RBA	--	(164)	--	(6,046)
Acquisition costs	--	--	(1,389)	--
Proceeds from disposition of business	--	--	30,194	--

(13,234)	(7,478)	53,857	(4,008)
Effect of exchange rate changes on cash and cash equivalents
during the period	1,776	--	-	1,776	--

Net increase (decrease) increase in cash and cash equivalents	851	(10,676)	58,689	(4,062)
Net increase (decrease) in cash from discontinued operations	--	4,902	36	(1,341)
Cash and cash equivalents, beginning of period	62,086	9,986	4,212	9,615

Cash and cash equivalents, end of period	62,937	4,212	62,937	4,212

Optimal Group Inc.
(formerly Optimal Robotics Corp.)
Consolidated Balance Sheets

December 31, 2004 and 2003
(expressed in thousands of US dollars)

	2004	2003
Assets
Current assets:
Cash and cash equivalents	62,937	4,212
Cash held as reserves	18,739	--
Cash held in escrow	3,536	--
Short-term investments	88,213	74,302
Short-term investments held as reserves	2,104	--
Settlement assets	14,375	--
Accounts receivable	8,212	4,793
Income taxes receivable and refundable investment tax credits	773	922
Inventory	3,513	4,216
Prepaid expenses and deposits	1,331	796
Future income taxes	--	332
Current assets related to discontinued operations	--	25,292

	203,733	114,865

Long-term receivables	3,666	--
Non-refundable investment tax credits	4,747	--
Property and equipment	4,807	1,931
Goodwill and other intangible assets	72,505	10,518
Deferred compensation cost	1,807	--
Future income taxes	3,979	2,278
Long-term assets related to discontinued operations	--	5,951

	295,244	135,543

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	8,301	10,726
Customer reserves and security deposits	77,574	--
Accounts payable and accrued liabilities	23,680	5,569
Deferred revenue	3,201	1,302
Current portion of obligations under capital leases	578	--
Future income taxes	917	134
Current liabilities related to discontinued operations	--	4,389

	114,251	22,120

Future income taxes	3,794	130
Deferred revenue	318	--
Obligations under capital leases	200	--
Shareholders' equity:
Share capital	184,191	122,102
Additional paid-in capital	10,557	5
Deficit	(16,583)	(7,330)
Cumulative translation adjustment	(1,484)	(1,484)

	176,681	113,293

	295,244	135,543

Annex A

Use of Non-GAAP Financial Information

We supplement our reporting of earnings (loss) from continuing operations before income taxes determined in accordance with Canadian and US GAAP by reporting "underlying earnings (loss) from continuing operations before income taxes" as a measure of earnings (loss) in this earnings release. In establishing this supplemental measure of earnings (loss), we exclude from earnings (loss) from continuing operations before income taxes those items which, in the opinion of management, are not reflective of our underlying core operations.

Examples of the type of items which are included in our earnings (loss) from continuing operations before income taxes as determined in accordance with Canadian and US GAAP, but which are excluded in establishing underlying earnings (loss) from continuing operations before income taxes may include, but are not limited to, restructuring charges, inventory write-downs, stock-based compensation, amortization of intangible assets, amortization of property and equipment and foreign exchange gains and losses. Management believes that underlying earnings (loss) from continuing operations before income taxes is useful to investors as a measure of our earnings (loss) because it is, for management, a primary measure of our growth and performance, and provides a more meaningful reflection of underlying trends of the business.

Underlying earnings (loss) from continuing operations before income taxes does not have a standardized meaning under Canadian and US GAAP and therefore should be considered in addition to, and not as a substitute for, earnings (loss) from continuing operations before income taxes or any other amount determined in accordance with Canadian and US GAAP. Our measure of underlying earnings (loss) from continuing operations before income taxes reflects management's judgment in regard to the impact of particular items on our core operations, and may not be comparable to similarly titled measures reported by other companies.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Earnings (loss) from continuing
operations before income taxes	1,126	(2,450)	(9,099)	(7,961)

Add (deduct):
Restructuring costs	--	--	1,325	109
Inventory write-downs pertaining to service
costs	--	--	2,931	--
Stock-based compensation pertaining to
selling, general and administrative expenses	1,904	--	5,736	--
Amortization of intangibles pertaining to
transaction processing and service costs	1,049	181	2,844	299
Amortization of property and equipment	1,015	266	2,257	606
Foreign exchange (gain) loss	(890)	137	(1,014)	333

Underlying earnings (loss) from continuing
operations before income taxes	4,204	(1,866)	4,980	(6,614)

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Consolidated Statements of Operations
Six month period ended December 31, 2004
(expressed in thousands of US dollars)

	Three months ended		Six months ended
	September 30, 2004	December 31, 2004	December 31, 2004
Revenues	31,219	33,856	65,075

Expenses:
Transaction processing and service costs	17,698	19,372	37,070
Amortization of intangibles pertaining to
transaction processing and service costs	953	1,049	2,002
Selling, general and administrative	8,351	9,751	18,102
Stock-based compensation pertaining to selling,
general and administrative	1,898	1,904	3,802
Research and development	644	409	1,053
Operating leases	1,129	646	1,775
Amortization of property and equipment	452	1,015	1,467
Foreign exchange gain	(63)	(890)	(953)

	31,062	33,256	64,318

Earnings from continuing operations before investment
income and income taxes	157	600	757

Investment income	512	526	1,038

Earnings from continuing operations before income taxes	669	1,126	1,795

Income tax (recovery) provision	537	671	1,208

Net earnings	132	455	587

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars)

	Three months ended		Six months ended
	September 30, 2004	December 31, 2004	December 31, 2004
Earnings from continuing
operations before income taxes	669	1,126	1,795

Add (deduct):
Stock-based compensation pertaining to
selling, general and administrative expenses	1,898	1,904	3,802
Amortization of intangibles pertaining to
transaction processing and service costs	953	1,049	2,002
Amortization of property and equipment	452	1,015	1,467
Foreign exchange gain	(63)	(890)	(953)

Underlying earnings from continuing
operations before income taxes	3,909	4,204	8,113